UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

CYNAPSUS THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

28 Richmond Street West, Toronto, Ontario, Canada	M6J 1C9
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common shares, no par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-204226

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are common shares, no par value (the “Common Shares”), of Cynapsus Therapeutics Inc. (the “Registrant”).

The description of the Registrant’s Common Shares under the section captioned “Description of Share Capital” in the prospectus included in the Registrant’s registration statement on Form F-10 (File No. 333-204226), initially filed with the Securities and Exchange Commission on May 15, 2015, (as amended from time to time, the “Registration Statement”), is hereby incorporated herein by reference. Any form of prospectus or prospectus supplement that includes a description of the Common Shares that is subsequently filed by the Registrant pursuant to General Instruction II.L of Form F-10 under the Securities Act and included in the Registration Statement, is hereby incorporated by reference herein.

Item 2.	Exhibits.

No exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CYNAPSUS THERAPEUTICS INC.

/s/ Anthony Giovinazzo
Name: Anthony Giovinazzo
Title: President, Chief Executive Officer and Director

Dated: June 12, 2015